AMENDED SCHEDULE A TO AGREEMENT AND DECLARATION OF TRUST OF OLD MUTUAL FUNDS II

AS AMENDED EFFECTIVE JUNE 21, 2010

OLD MUTUAL FUNDS II
PORTFOLIOS AND CLASSES THEREOF

PORTFOLIO	CLASSES OF EACH PORTFOLIO

Old Mutual Analytic U.S. Long/Short Fund	Class A Institutional Class Class Z

Old Mutual Barrow Hanley Core Bond Fund	Institutional Class

Old Mutual Barrow Hanley Value Fund	Class A Institutional Class Class Z

Old Mutual Cash Reserves Fund	Class A Institutional Class Class Z

Old Mutual Dwight High Yield Fund	Institutional Class

Old Mutual Dwight Intermediate Fixed Income Fund	Class A Class C Institutional Class Class Z

Old Mutual Dwight Short Term Fixed Income Fund	Class A Class C Institutional Class Class Z

Old Mutual Focused Fund	Class A Institutional Class Class Z

Old Mutual Heitman REIT Fund	Class A Institutional Class Class Z

Old Mutual Large Cap Growth Fund	Class A Institutional Class Class Z

Old Mutual Strategic Small Company Fund	Class A Institutional Class Class Z

Old Mutual TS&W Small Cap Value Fund	Class A Institutional Class Class Z

Old Mutual TS&W Mid-Cap Value Fund	Class A Institutional Class Class Z

Old Mutual US Government Money Market Fund	Institutional Class

Old Mutual US Treasury Money Market Fund	Institutional Class

By:	/s/ Robert T. Kelly
Name:	Robert T. Kelly
Title:	Treasurer